UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 22, 2026

HEARTCORE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41272	87-0913420
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identiﬁcation No.)

14F, Shibuya Sakura Stage Central Building, 1-2 Sakuragaoka-cho, Shibuya-ku, Tokyo, Japan	150-0031
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +81-3-6899-7114

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HTCR	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 22, 2026, HeartCore Enterprises, Inc. (the “Company”) entered into a Stock and Debt Purchase Agreement (the “Agreement”) with Semaphore Technologies, Inc. (“Semaphore”). Pursuant to the terms of the Agreement, the Company sold its entire 51% majority ownership interest in Sigmaways, Inc. (“Sigmaways”), consisting of 229,500 shares of capital stock (the “Sigmaways Shares”), and all right, title, and interest in and to the debt obligations owed by Sigmaways to the Company, representing $2.19 million in outstanding promissory notes (the “Sigmaways Debt”).

The purchase price for the Sigmaways Shares and the Sigmaways Debt is up to $650,000, which reflects the uncertain and disputed nature of the value and collectability of the underlying assets. Pursuant to the terms of the Agreement, the payments will be as follows:

●	A cash payment of $1,000 at closing; and
●	An earn-out amount of up to $649,000, payable within 10 days of the end of the 12-month period following closing, calculated as 10% of Sigmaways’ Gross Revenue (as defined in the Agreement) that exceeds $5,500,000.

As additional consideration for a mutual release of claims, the Company also contributed to Semaphore that certain Simple Agreement for Future Equity (SAFE) Note issued by Heart-Tech Health, Inc. to the Company on or about April 17, 2024, representing an original purchase amount of $350,000.

The closing of the transactions contemplated by the Agreement occurred on June 22, 2026. Following the closing, the Company has no further operational involvement or obligations with respect to Sigmaways.

The Agreement contains customary representations, warranties, and covenants, including a maximum liability cap equal to the amount actually paid to the Company (except in cases of fraud).

The foregoing summary of the material terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 hereof is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On June 25, 2026, the Company issued a press release completion of the strategic divestiture of its 51% ownership interest in Sigmaways, together with the assignment of related intercompany loans and other receivables.

The press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein. The information contained in the press release is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Stock and Debt Purchase Agreement, dated as of June 22, 2026, by and between the registrant and Semaphore Technologies, Inc.
99.1	Press release of the registrant issued on June 25, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 25, 2026	HEARTCORE ENTERPRISES, INC.

	By:	/s/ Sumitaka Yamamoto
Sumitaka Yamamoto
Chief Executive Officer